EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT




         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------


   Progenitor, Inc.                                           Delaware

   Transcell Technologies, Inc.                               Delaware

   InterCardia, Inc.                                          Delaware

   CPEC, Inc.                                                 Nevada

   InterNutria, Inc.                                          Delaware

   IPI Management Corp.                                       Massachusetts

   Aeolus Pharmaceuticals, Inc.                               Delaware